INVESTOR CONTACT Nabil Elsheshai 858-485-2125 office nabil.elsheshai@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports Second Quarter 2019 Financial Results

•	Annual recurring revenue increased 11 percent, 12 percent in constant currency, year-over-year(1)

•	Recurring revenue increased 8 percent, 11 percent in constant currency, from the second quarter of 2018(1)

•	Subscription-based transactions comprised 90 percent of bookings in the second quarter

•	Teradata repurchased 3.1 million shares of its stock during the second quarter, 4.3 million in first half of year

•	Teradata Board of Directors increases authorization for share repurchases by $500 million to $620 million

SAN DIEGO - August 1, 2019 -- Teradata Corp. (NYSE: TDC) continues its successful transformation to a recurring revenue model with subscription-based transactions comprising 90 percent of the company’s bookings mix in the second quarter. Recurring revenue increased 8 percent, 11 percent in constant currency(1), from the second quarter of 2018. Annual recurring revenue (“ARR”) increased 11 percent, 12 percent in constant currency(1), from the prior-year period. As the company shifts to a recurring revenue model and focuses its consulting resources on higher-margin engagements that drive increased software consumption within its targeted customer base, perpetual revenue and consulting revenue declined versus the prior-year period as expected. Total second-quarter revenue was $478 million, compared to 2018 second-quarter total revenue of $544 million. Currency translation had a 2 percentage point negative impact on the second-quarter total revenue comparison(1).

Teradata reported 2019 second-quarter net loss of $(1) million under U.S. Generally Accepted Accounting Principles (GAAP), or $(0.01) per share, which compared to net income of $4 million, or $0.03 per diluted share, in the second quarter of 2018. Non-GAAP 2019 second-quarter net income, which excludes stock-based compensation expense and other special items, was $34 million, or $0.29 per diluted share, as compared to $32 million, or $0.26 per diluted share in the second quarter of 2018(2).

“We continue to make great strides in our business transformation, driving adoption of our Vantage platform, and advancing our cloud position to drive increasing recurring revenue,” said Oliver Ratzesberger, Teradata President and CEO. “Most importantly, our customers view analytics as a competitive advantage and are investing in Teradata Vantage to keep them at the forefront of their industries. I remain very proud of our Teradata people for keeping their focus and advancing our transformation efforts."

Gross Margin
2019 second-quarter gross margin reported under GAAP was 49.4 percent versus 46.0 percent for the second quarter of 2018. On a non-GAAP basis, excluding stock-based compensation expense and other special items, 2019 second-quarter gross margin was 52.7 percent, versus 48.9 percent in the prior-year period(2). The gross margin rate was higher year-over-year due to a higher mix of recurring revenue and improving consulting margin.

Operating Income
2019 second-quarter operating income reported under GAAP was $10 million which was the same as reported in the second quarter of 2018. On a non-GAAP basis, excluding stock-based compensation expense and other special items, 2019 second-quarter operating income was $51 million versus $45 million in the second quarter of 2018(2). The increase in non-GAAP operating income was due to lower selling, general and administrative expenses primarily related to the realignment of our go-to-market organization.

Income Taxes
Teradata’s 2019 second-quarter tax rate under GAAP was 120.0 percent compared to 33.3 percent in the second quarter of 2018. Excluding special items, Teradata’s non-GAAP 2019 second-quarter tax rate was 26.1 percent versus 22.0 percent in the second quarter of 2018(2). The increase in the tax rate period over period was driven by a Ninth Circuit Court of Appeals ruling during the second quarter of 2019 that resulted in a discrete tax charge recorded for a tax contingency. Teradata continues to expect a non-GAAP tax rate of approximately 20 percent for the full year 2019.

Cash Flow
During the second quarter of 2019, Teradata generated $55 million of cash from operating activities compared to $106 million in the same period of 2018. The Company’s transition to a subscription-based model changes the timing of billings and cash collections, therefore year-over-year comparisons may be less meaningful than in prior years. During the quarter, Teradata used $13 million for capital expenditures and additions to capitalized software development costs, versus using $34 million in the second quarter of 2018. Teradata’s 2019 second-quarter free cash flow was $42 million, compared to $72 million in the second quarter of 2018(3). The company used approximately $17 million of cash in the second quarter of 2019 related to reorganizing and restructuring its operations and go-to-market functions to align to its strategy, reducing free cash flow.

Balance Sheet
Teradata ended the second quarter of 2019 with $635 million in cash. During the second quarter of 2019, Teradata repurchased 3.1 million shares of the Company’s common stock for approximately $117 million. Year-to-date, the company repurchased 4.3 million shares for approximately $175 million. At the end of the second quarter, Teradata had approximately 114.1 million shares outstanding.

On July 28, 2019 Teradata's Board of Directors authorized an additional $500 million to be utilized to repurchase Teradata common stock under its open market share repurchase program. Teradata now has a total of approximately $620 million authorized for share repurchases under this share repurchase program. The stock is anticipated to be repurchased periodically on an ongoing basis in open market transactions at management’s discretion, in accordance with applicable securities rules regarding issuer repurchases. The increased share repurchase authorization is effective immediately and the program now expires on July 27, 2022.

As of June 30, 2019, the Company had total debt of $580 million, including $86 million of outstanding finance lease obligations. There were no funds drawn on the company’s $400 million revolving credit facility as of June 30, 2019.

Guidance
For the full-year 2019, Teradata continues to expect ARR to increase in the range of 11 percent to 12 percent, and recurring revenue to increase approximately 10 percent to 11 percent. Consistent with prior expectations, perpetual revenue is expected to decline near the high end of the $150 to $200 million range versus 2018 and consulting revenue is expected to decline approximately 20 percent versus 2018 as the company realigns its consulting business to focus on higher value add consulting services.

Teradata expects 2019 full-year GAAP earnings per share to be in the $0.42 to $0.52 range. On a non-GAAP basis, which excludes stock-based compensation expense and other special items, the Company continues to expect earnings per share in the $1.45 to $1.55 range(2).

Recurring revenue in the third quarter of 2019 is expected to be in the $340 million to $344 million range.

GAAP earnings per share in the third quarter of 2019 is expected to be in the $0.17 to $0.21 range. Third quarter Non-GAAP earnings per share, excluding stock-based compensation expense and other special items, is expected to be in the $0.38 to $0.42 range(2).

Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s 2019 second-quarter results. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates (except for currency impact on ARR which is calculated using month-end rates). See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

Revenue
(in millions)
	For the Three Months ended June 30
	2019	2018	% Change as Reported	% Change in Constant Currency
Recurring revenue	$338	$312	8%	11%
Perpetual software licenses and hardware	29	97	(70)%	(69)%
Consulting services	111	135	(18)%	(15)%
Total revenue	$478	$544	(12)%	(10)%

Americas	$269	$287	(6)%	(5)%
EMEA	122	127	(4)%	—%
APAC	87	$130	(33)%	(29)%
Total revenue	$478	$544	(12)%	(10)%

Revenue
(in millions)
	For the Six Months ended June 30
	2019	2018	% Change as Reported	% Change in Constant Currency
Recurring revenue	$669	$614	9%	12%
Perpetual software licenses and hardware	60	166	(64)%	(63)%
Consulting services	217	270	(20)%	(16)%
Total revenue	$946	$1,050	(10)%	(7)%

Americas	$538	$551	(2)%	(1)%
EMEA	235	276	(15)%	(10)%
APAC	173	$223	(22)%	(18)%
Total revenue	$946	$1,050	(10)%	(7)%

	As of June 30
	2019	2018	% Change as Reported	% Change in Constant Currency
Annual recurring revenue*	$1,350	$1,211	11%	12%

* Annual recurring revenue is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance and managed services.

2.
Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

	For the Three Months			For the Six Months
(in millions, except per share data)	ended June 30			ended June 30
Gross Profit:	2019	2018	% Chg.	2019	2018	% Chg.
GAAP Gross Profit	$236	$250	(6)%	$460	$473	(3)%
% of Revenue	49.4%	46.0%		48.6%	45.0%

Excluding:
Stock-based compensation expense	4	4		7	8
Acquisition, integration, reorganization related, and other costs	2	—		5	3
Amortization of capitalized software	10	12		21	27
Non-GAAP Gross Profit	$252	$266	(5)%	$493	$511	(4)%
% of Revenue	52.7%	48.9%		52.1%	48.7%
Operating Income
GAAP Operating Loss	$10	$10	—%	$5	$6	(17)%
% of Revenue	2.1%	1.8%		0.5%	0.6%

Excluding:
Stock-based compensation expense	21	16		36	35
Amortization of acquisition-related intangible assets	2	1		4	3
Acquisition, integration, reorganization related, and other costs	8	6		26	9
Amortization of capitalized software	10	12		21	27
Non-GAAP Operating Income	$51	$45	13%	$92	$80	15%
% of Revenue	10.7%	8.3%		9.7%	7.6%

Net Income
GAAP Net (Loss)/Income	$(1)	$4	(125)%	$(11)	$(3)	(267)%
% of Revenue	(0.2)%	0.7%		(1.2)%	(0.3)%

Excluding:
Stock-based compensation expense	21	16		36	35
Amortization of acquisition-related intangible assets	2	1		4	3
Acquisition, integration, reorganization related, and other costs	8	6		26	9
Amortization of capitalized software	10	12		21	27
Income tax adjustments*	(6)	(7)		(16)	(16)
Non-GAAP Net Income	$34	$32	6%	$60	$55	9%
% of Revenue	7.1%	5.9%		6.3%	5.2%

	For the Three Months		For the Six Months
	ended June 30		ended June 30
Earnings Per Share:	2019	2018	2019	2018	2019 Q3 Guidance	2019 FY Guidance
GAAP (Loss)/Earnings Per Share	$(0.01)	$0.03	$(0.09)	$(0.02)	$ 0.17 - $ 0.21	$ 0.42 - $ 0.52
Excluding:
Stock-based compensation expense	0.18	0.13	0.31	0.29	0.18	0.67
Amortization of acquisition-related intangible assets	0.02	0.01	0.03	0.02	0.01	0.04
Acquisition, integration and reorganization related costs	0.07	0.05	0.22	0.07	0.03	0.28
Amortization of capitalized software	0.09	0.10	0.18	0.22	0.05	0.29
Income tax adjustments*	(0.05)	(0.06)	(0.14)	(0.13)	(0.06)	(0.25)
Impact of dilution**	(0.01)	—	—	—	—	—
Non-GAAP Diluted Earnings Per Share	$0.29	$0.26	$0.51	$0.45	$ 0.38 - $ 0.42	$1.45 - $1.55

* Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item in addition to the tax impact for U.S. tax reform. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the second quarter of 2019 was 26.1% and 22.0% in the second quarter of 2018.

** Represents the impact to earnings per share as a result of moving from basic to diluted shares.

3.
As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)	For the Three Months		For the Six Months
	ended June 30		ended June 30
	2019	2018	2019	2018

Cash provided by operating activities (GAAP)	$55	$106	$104	$290
Less capital expenditures for:
Expenditures for property and equipment	(12)	(32)	(27)	(58)
Additions to capitalized software	(1)	(2)	(2)	(4)
Total capital expenditures	(13)	(34)	(29)	(62)
Free Cash Flow (non-GAAP measure)	$42	$72	$75	$228

Teradata used $17 million of cash in the second quarter of 2019, and $46 million of cash year-to-date related to reorganizing and restructuring its operations and its go-to-market functions to align to its strategy.

Note to Investors
This news release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results, including as a result of the pace and extent to which customers shift from perpetual to subscription-based licenses; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition and market acceptance of new and existing products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new alliance and acquisition opportunities; recurring revenue may decline or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata transforms how businesses work and people live through the power of data. Teradata leverages all of the data, all of the time, so you can analyze anything, deploy anywhere, and deliver analytics that matter. We call this pervasive data intelligence. And it’s the answer to the complexity, cost, and inadequacy of today’s approach to analytics. Get the answer at teradata.com.

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2019	2018	% Chg	2019	2018	% Chg
Revenue
Recurring	$338	$312	8%	$669	$614	9%
Perpetual software licenses and hardware	29	97	(70)%	60	166	(64)%
Consulting services	111	135	(18)%	217	270	(20)%
Total revenue	478	544	(12)%	946	1,050	(10)%
Gross profit
Recurring	231	224		456	436
% of Revenue	68.3%	71.8%		68.2%	71.0%
Perpetual software licenses and hardware	3	24		9	45
% of Revenue	10.3%	24.7%		15.0%	27.1%
Consulting services	2	2		(5)	(8)
% of Revenue	1.8%	1.5%		(2.3)%	(3.0)%
Total gross profit	236	250		460	473
% of Revenue	49.4%	46.0%		48.6%	45.0%

Selling, general and administrative expenses	145	163		296	315
Research and development expenses	81	77		159	152
Income from operations	10	10		5	6
% of Revenue	2.1%	1.8%		0.5%	0.6%

Other expense, net	(5)	(4)		(10)	(8)

Income (loss) before income taxes	5	6		(5)	(2)
% of Revenue	1.0%	1.1%		(0.5)%	(0.2)%

Income tax expense	6	2		6	1
% Tax rate	120.0%	33.3%		(120.0)%	(50.0)%

Net (loss) income	$(1)	$4		$(11)	$(3)
% of Revenue	(0.2)%	0.7%		(1.2)%	(0.3)%

Net (loss) income per common share
Basic	$(0.01)	$0.03		(0.09)	(0.02)
Diluted	$(0.01)	$0.03		(0.09)	(0.02)

Weighted average common shares outstanding
Basic	115.5	119.5		116.3	120.4
Diluted	115.5	121.5		116.3	120.4

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	June 30, 2019	December 31, 2018	June 30, 2018
Assets
Current assets
Cash and cash equivalents	$635	$715	$882
Accounts receivable, net	377	588	369
Inventories	35	28	28
Other current assets	82	97	104
Total current assets	1,129	1,428	1,383
Property and equipment, net	317	295	187
Capitalized software, net	49	72	95
Right of use assets- operating lease, net	58	—	—
Goodwill	396	395	397
Acquired intangible assets, net	12	16	19
Deferred income taxes	70	67	54
Other assets	92	87	68
Total assets	$2,123	$2,360	$2,203

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$19	$6
Current portion of finance lease liability	32	17	—
Current portion of operating lease liability	20	—	—
Accounts payable	102	141	83
Payroll and benefits liabilities	114	224	136
Deferred revenue	498	490	461
Other current liabilities	74	118	88
Total current liabilities	865	1,009	774
Long-term debt	466	478	491
Finance lease liability	54	30	—
Operating lease liability	44	—	—
Pension and other postemployment plan liabilities	102	113	109
Long-term deferred revenue	82	105	109
Deferred tax liabilities	4	3	8
Other liabilities	139	127	140
Total liabilities	1,756	1,865	1,631
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,491	1,418	1,376
Accumulated deficit	(1,009)	(823)	(714)
Accumulated other comprehensive loss	(116)	(101)	(91)
Total stockholders' equity	367	495	572
Total liabilities and stockholders' equity	$2,123	$2,360	$2,203

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2019	2018	2019	2018
Operating activities
Net (loss) income	$(1)	$4	$(11)	$(3)
Adjustments to reconcile net loss (income) to net cash
provided by operating activities:
Depreciation and amortization	40	30	77	64
Stock-based compensation expense	22	16	37	35
Deferred income taxes	(2)	(1)	—	(6)
Changes in assets and liabilities:
Receivables	68	102	211	185
Inventories	17	15	(7)	2
Current payables and accrued expenses	16	(4)	(155)	(31)
Deferred revenue	(89)	(34)	(15)	90
Other assets and liabilities	(16)	(22)	(33)	(46)
Net cash provided by operating activities	55	106	104	290
Investing activities
Expenditures for property and equipment	(12)	(32)	(27)	(58)
Additions to capitalized software	(1)	(2)	(2)	(4)
Net cash used in investing activities	(13)	(34)	(29)	(62)
Financing activities
Repurchases of common stock	(119)	(97)	(175)	(157)
Repayments of long-term borrowings	(6)	(25)	(6)	(40)
Repayment of credit facility borrowings	—	—	—	(240)
Payments of finance leases	(6)	—	(9)	—
Other financing activities, net	3	8	36	18
Net cash used in financing activities	(128)	(114)	(154)	(419)
Effect of exchange rate changes on cash and cash equivalents	(1)	(15)	—	(15)
Decrease in cash, cash equivalents and restricted cash	(87)	(57)	(79)	(206)
Cash, cash equivalents and restricted cash at beginning of period	724	940	716	1,089
Cash, cash equivalents and restricted cash at end of period	$637	$883	$637	$883

Supplemental cash flow disclosure:
Assets acquired by finance leases	$33	$—	$48	$—
Assets acquired by operating leases	$1	$—	$4	$—

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2019	2018	% Change As Reported	% Change Constant Currency(2)	2019	2018	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$269	$287	(6)%	(5)%	$538	$551	(2)%	(1)%
EMEA	122	127	(4)%	0%	235	276	(15)%	(10)%
APAC	87	130	(33)%	(29)%	173	223	(22)%	(18)%
Total segment revenue	478	544	(12)%	(10)%	946	1,050	(10)%	(7)%

Segment gross profit
Americas	158	154			315	301
% of Revenue	58.7%	53.7%			58.6%	54.6%
EMEA	57	54			107	117
% of Revenue	46.7%	42.5%			45.5%	42.4%
APAC	37	58			71	93
% of Revenue	42.5%	44.6%			41.0%	41.7%
Total segment gross profit	252	266			493	511
% of Revenue	52.7%	48.9%			52.1%	48.7%

Reconciling items(1)	(16)	(16)			(33)	(38)
Total gross profit	$236	$250			$460	$473
% of Revenue	49.4%	46.0%			48.6%	45.0%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.